Exhibit 1.1

EXECUTION VERSION

ATMOS ENERGY CORPORATION

$400,000,000 5.900% Senior Notes Due 2033

$500,000,000 6.200% Senior Notes Due 2053

UNDERWRITING AGREEMENT

October 5, 2023

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

As Representatives of the several

  Underwriters named in Schedule I attached hereto

Ladies and Gentlemen:

Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), proposes to sell $400,000,000 aggregate principal amount of the Company’s 5.900% Senior Notes due 2033 (the “2033 Notes”) and $500,000,000 aggregate principal amount of the Company’s 6.200% Senior Notes due 2053 (the “2053 Notes” and, together with the 2033 Notes, the “Securities”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the underwriters named in Schedule I hereto (the “Underwriters”) for whom BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC and TD Securities (USA) LLC are acting as representatives (the “Representatives”). The Securities are to be issued pursuant to an indenture, dated as of March 26, 2009 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), and an officers’ certificate to be dated as of the Delivery Date (defined below) pursuant to Section 301 of the Indenture (the “Section 301 Officers’ Certificate”). The Securities and the Indenture are more fully described in the Prospectus (defined below).

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-271038), including a base prospectus relating to the Securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of the Registration Statement (as defined below) have been delivered by the Company to you as the Representatives of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:30 p.m. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means any date as of which any part of the Registration Statement became effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as evidenced by it being so specified in Schedule II to this Agreement;

(iv) “Issuer Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(v) “Preliminary Prospectus” means the base prospectus included in the Registration Statement, together with any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with any General Use Issuer Free Writing Prospectus specified in Schedule II to this Agreement filed or used by or on behalf of the Company on or before the Applicable Time as permitted by this Agreement;

(vii) “Prospectus” means the base prospectus included in the Registration Statement, together with the final prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii) “Registration Statement” means, the registration statement described above, as amended as of the Effective Date, including the Prospectus and all exhibits to such registration statement and any document incorporated by reference therein.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the base prospectus included in the Registration Statement, together with the latest preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b) The Commission has not issued any stop order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c) At the time of filing the Registration Statement and, if applicable, at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) at any such time. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Delivery Date (as defined in Section 4).

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act, the Securities Act or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the rules and regulations of the Commission thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

(h) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) Each Issuer Free Writing Prospectus (or any Non-Prospectus Road Show (as defined below)), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. Each Issuer Free Writing Prospectus does not and will not conflict with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(l) Each “significant subsidiary” (as such term is defined in Rule 405 of the Securities Act) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”), if any, (a) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, (b) has corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus, and (c) is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clauses (b) and (c) where the failure to have such power and authority or to so qualify or to be in good standing would not result in a Material Adverse Effect. The only Subsidiaries of the Company are the subsidiaries listed on Schedule IV and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III.

(m) The authorized, issued and outstanding capital stock of the Company is as set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, acquisitions or employee benefit plans each referred to in the most recent Preliminary Prospectus and the Prospectus; pursuant to the exercise of options or share unit awards, each referred to in the most recent Preliminary Prospectus and the Prospectus; pursuant to the Company’s Equity Distribution Agreement dated as of March 31, 2023 and any forward sale confirmations entered into thereunder; or pursuant to any forward sale confirmations entered into under the Company’s Equity Distribution Agreement dated as of March 23, 2022). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(n) All of the issued and outstanding capital stock or limited liability company membership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the outstanding shares of capital stock or limited liability company membership interests, as the case may be, of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(o) The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law. At the Delivery Date, the Section 301 Officers’ Certificate will have been duly authorized, executed and delivered by the Company.

(p) The Securities have been duly authorized by the Company and, at the Delivery Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law, and will be in the form contemplated by the Pricing Disclosure Package, the Prospectus, the Indenture and the Section 301 Officers’ Certificate, and will be entitled to the benefits of the Indenture.

(q) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, on or prior to the Delivery Date, as exhibits to the Registration Statement.

(r) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(s) Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the consummation of the transactions contemplated in each of the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of the Company and any of the subsidiaries and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges, encumbrances or a Repayment Event that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws or other organizational documents of the Company or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except, with respect to (ii), as would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right, whether with or without giving of notice or passage of time or both, to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(t) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(u) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the most recent Preliminary Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of the Company and its subsidiaries, except what does not result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of its obligations hereunder.

(v) The Company and each of its Subsidiaries own or possess or have the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them the absence of which would have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity or inadequacy would result in a Material Adverse Effect.

(w) There have been issued and, at the Applicable Time and the Delivery Date, there shall be in full force and effect orders or authorizations of the regulatory authorities of the states of Colorado, Kentucky and Virginia, authorizing the issuance and sale of the Securities on terms herein set forth or contemplated, and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, including the due execution, delivery or performance of the Indenture and the issuance of the Securities by the Company, except such as have been already obtained or as may be required under the Securities Act or the Rules and Regulations or such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities or blue sky laws.

(x) The Company and its subsidiaries possess such permits, licenses, approvals, consents, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

(y) There are no persons or entities with registration rights or other similar rights to have any securities registered under the Registration Statement who have not properly waived such rights in connection with the securities registered pursuant to the Registration Statement and in connection with this offering of Securities.

(z) The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the most recent Preliminary Prospectus or (b) would not singly or in the aggregate have a Material Adverse Effect. All of the leases and subleases of the Company and its subsidiaries under which the Company or any of its subsidiaries holds properties described in the most recent Preliminary Prospectus are in full force and effect, except as would not result in a Material Adverse Effect.

(aa) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(bb) The financial statements of the Company included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and incorporated by reference in the most recent Preliminary Prospectus and the Prospectus with respect to the Company, when considered in relation to the financial statements taken as a whole, present fairly, in all material respects in accordance with GAAP, the financial information set forth therein. The selected financial data and the summary financial information included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company.

(cc) Ernst & Young LLP, who have audited financial statements and supporting schedules of the Company and its consolidated subsidiaries incorporated by reference in the most recent Preliminary Prospectus and in the Registration Statement, whose report is incorporated by reference in the most recent Preliminary Prospectus and in the Registration Statement, who have audited the Company’s internal control over financial reporting and who have delivered the initial letter referred to in Section 7(g) hereof, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(dd) The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) The Company and each of its subsidiaries are not, and as of the Delivery Date and upon the issuance and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ff) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except where failure to do so would not have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (c) the fair market value of the assets under each Plan exceeds the actuarial present value of the benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), except where failure to do so would not have a Material Adverse Effect, and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) that would result in a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualified status and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would result in a Material Adverse Effect.

(gg) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 to the extent currently applicable.

(hh) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or where the failure to do so would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had, and the Company does not have any knowledge of any tax deficiency that would have, a Material Adverse Effect.

(ii) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(jj) Except as would not result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, permit, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws, except as disclosed in the Preliminary Prospectus.

(kk) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries that is required to be disclosed in the reports the Company files, furnishes, submits or otherwise provides to the Commission under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within those entities in such a manner as to allow timely decisions regarding the required disclosure; such disclosure controls and procedures are effective.

(ll) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented.

(mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company has instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such Anti-Money Laundering Laws.

(oo) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is subject to Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries have any operations or transact any business outside of the United States. All of the proceeds from the offering will be used in the United States. The Company has instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such Sanctions.

(pp) Except as disclosed in the Pricing Disclosure Package, (x)(i) to the Company’s knowledge, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its subsidiaries or of any data of the Company’s or its subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their best knowledge after due inquiry, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(qq) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate, to each Underwriter.

2. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $400,000,000 aggregate principal amount of the 2033 Notes and $500,000,000 aggregate principal amount of the 2053 Notes to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.220% of the aggregate principal amount of the 2033 Notes and at a purchase price of 98.884% of the aggregate principal amount of the 2053 Notes, the respective aggregate principal amounts of such Securities set forth opposite that Underwriter’s name in Schedule I hereto, plus any additional principal amount of such Securities that such Underwriter may become obligated to purchase pursuant to Section 9 of this Agreement.

The Company shall not be obligated to deliver any of the Securities to be delivered on the Delivery Date, except upon payment for all such Securities to be purchased on such Delivery Date as provided herein.

3. Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Securities. Delivery of the Securities by the Company and payment for the Securities by the several Underwriters shall be made at 10:00 a.m., New York City time, on October 10, 2023, or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time is referred to as the “Delivery Date.” Delivery of the Securities shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices, as set forth in Section 2 hereof, of the Securities being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Securities through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The Securities to be purchased by the Underwriters shall be in such denominations ($2,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing prior to the Delivery Date. The Securities will be made available in New York City for examination by the Underwriters not later than 10:00 a.m., New York City time, on the last business day prior to the Delivery Date.

5. Further Agreements of the Company and the Underwriters.

(a) The Company agrees:

(i) To prepare the Prospectus in a form reasonably approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities as set forth in Exhibit A to this Agreement, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object;

(iii) To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1);

(iv) To furnish promptly upon request to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(v) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon the Representatives’ request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(vi) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(vii) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent (not to be unreasonably withheld) of the Representatives to the filing;

(viii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(ix) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations and to comply with any filing requirements applicable to all Issuer Free Writing Prospectuses pursuant to the Securities Act and the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon the Representatives’ request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(x) As soon as practicable, to make generally available to the Company’s security holders an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(xi) Promptly from time to time to take such action to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) take any action that would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xii) During the period from the date hereof to the Delivery Date, without the prior written consent of the Representatives, the Company agrees not to directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company other than commercial paper backstopped by the Company’s existing revolving credit facility;

(xiii) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Pricing Disclosure Package;

(xiv) To take all reasonable action necessary to enable Standard & Poor’s Rating Services, a division of S&P Global Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities; and

(xv) To cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) (other than a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information; provided, further, that prior to the filing with the Commission of the Final Term Sheet in accordance with Section 5(a)(ii), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors.

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation, authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing

Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Indenture, the Securities, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities; (f) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered; (h) any fees payable in connection with the rating of the Securities; (i) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities; and (j) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6 and Sections 8 and 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus, including the Final Term Sheet and any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities shall have been initiated or, to the knowledge of the Company, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) Gibson, Dunn & Crutcher LLP, as counsel to the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(c) Hunton Andrews Kurth LLP, as Virginia counsel to the Company, shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B-1.

(d) Karen Hartsfield, as Senior Vice President, General Counsel and Corporate Secretary to the Company, shall have furnished to the Representatives her written opinion and negative assurance letter, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B-2.

(e) The Trustee shall have received opinion letters, dated such Delivery Date, from Gibson, Dunn & Crutcher LLP and Hunton Andrews Kurth LLP, as the Trustee may reasonably require.

(f) The Representatives shall have received from Norton Rose Fulbright US LLP, counsel for the Underwriters, such opinion or opinions and a negative assurance letter, dated such Delivery Date, as the Underwriters may reasonably require.

(g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bringdown letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer, its Chief Financial Officer or its Treasurer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) There has been no material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(j) There has not been any change, or any development known to the Company involving a prospective change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus; and subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating or indicative rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act;), and (ii) no such organization shall have publicly announced that it has placed the Company under surveillance or review, with possible negative implications, for its rating or indicative rating of any of the Company’s debt securities.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York, Texas or Virginia authorities or there shall have occurred any material disruption in commercial banking, securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in the case of each of the foregoing subsections (i) through (iv), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(l) Counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, agents, affiliates and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, agent, affiliate, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) permitted by Section 5(b) hereof used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, liability or expense (including reasonable attorney’s fees and expenses relating to investigating or defending or preparing to defend), joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, or any such director, officer, employee, agent, affiliate or controlling person.

(c) Promptly after receipt of notice by an indemnified party under this Section 8 of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8, except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ such other counsel as the indemnified party may deem necessary, and the indemnifying party shall bear the reasonable legal or other expenses of such other counsel if (i) the indemnifying party shall have agreed; (ii) the indemnifying party has failed within a reasonable time to assume the defense of and retain counsel reasonably satisfactory to the indemnified party; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, further, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the legal or other expenses of more than one separate firm of attorneys (in addition to local counsel) for all of the indemnified parties, which firm shall be designated in writing by the Company or the Representatives, as applicable, and that all such legal or other expenses shall be reimbursed as they are incurred. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, provided that such unconditional release may be subject to parallel release by a claimant or plaintiff of such indemnified party, and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the aggregate principal amount of Securities purchased under this Agreement, as set forth in the table on the cover page of the

Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9. Defaulting Underwriters. If, on the Delivery Date, any Underwriter shall fail or refuse to purchase the principal amount of Securities agreed to be purchased by such Underwriter hereunder, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of Securities that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on such Delivery Date if the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such

Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in, and subject to the terms of, Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven (7) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred.

11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or if any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationships between the Company and any other person, on the one hand, and the Underwriters, on the other, exist; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to the Representatives at BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY 10036, Attention: High Grade Transaction Management/Legal, Facsimile: (212) 901-7881, Email: dg.hg_ua_notices@bofa.com; Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Debt Capital Markets; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, Fax: (212) 205-7812; and TD Securities (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, New York 10017, Attention: Transaction Advisory, Email: USTransactionAdvisory@tdsecurities.com; with a copy to Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, Attention: Craig Oliver and Blake Redwine, Fax: (214) 855-7425.

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (972) 855-3080).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, any controlling person referred to herein, the other indemnitees referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term “successors and assigns” shall not include a purchaser of Securities from any Underwriter merely because of such purchase.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Term “Business Day.” For purposes of this Agreement “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that any purchaser that is a Covered Entity or a BHC Act Affiliate of such purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ATMOS ENERGY CORPORATION

By:	/s/ Daniel M. Meziere
Name: Daniel M. Meziere
Title: Vice President of Investor Relations and Treasurer

[Signature Page to the Underwriting Agreement]

BOFA SECURITIES, INC.

Acting on behalf of themselves and as the Representative of the several Underwriters named in Schedule I hereto.

By:	BOFA SECURITIES, INC.

By:	/s/ Tom Croft
Name: Tom Croft
Title: Managing Director

[Signature Page to the Underwriting Agreement]

CREDIT AGRICOLE SECURITIES (USA) INC.

Acting on behalf of themselves and as the Representative of the several Underwriters named in Schedule I hereto.

By:	CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Ivan Hrazdira
Name: Ivan Hrazdira
Title: Managing Director

By:	/s/ Gordon F. Kingsley, Jr.
Name: Gordon F. Kingsley, Jr.
Title: Managing Director

[Signature Page to the Underwriting Agreement]

MIZUHO SECURITIES USA LLC

Acting on behalf of themselves and as the Representative of the several Underwriters named in Schedule I hereto.

By:	MIZUHO SECURITIES USA LLC

By:	/s/ Stephen E Leamer
Name: Stephen E Leamer
Title: Managing Director

[Signature Page to the Underwriting Agreement]

TD SECURITIES (USA) LLC

Acting on behalf of themselves and as the Representative of the several Underwriters named in Schedule I hereto.

By:	TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2033 Notes	Principal Amount of 2053 Notes
BofA Securities, Inc.	$64,000,000	$80,000,000
Credit Agricole Securities (USA) Inc.	$64,000,000	$80,000,000
Mizuho Securities USA LLC	$64,000,000	$80,000,000
TD Securities (USA) LLC	$64,000,000	$80,000,000
CIBC World Markets Corp.	$32,000,000	$40,000,000
Truist Securities, Inc.	$32,000,000	$40,000,000
Wells Fargo Securities, LLC	$32,000,000	$40,000,000
Fifth Third Securities, Inc.	$20,000,000	$25,000,000
Regions Securities LLC	$20,000,000	$25,000,000
Academy Securities, Inc.	$8,000,000	$10,000,000
Total	$400,000,000	$500,000,000

Schedule I

SCHEDULE II

GENERAL USE ISSUER FREE WRITING PROSPECTUS

The General Use Issuer Free Writing Prospectus(es) included in the Disclosure Package includes each of the following:

1. Final Term Sheet dated October 5, 2023, a copy of which is attached as Exhibit A to this Agreement substantially in the form filed with the Commission.

Schedule II

SCHEDULE III

LIST OF ALL SUBSIDIARIES

Atmos Energy Holdings, Inc.

Atmos Energy Kansas Securitization I, LLC

Atmos Energy Louisiana Industrial Gas, LLC

Atmos Energy Services, LLC

Atmos Exploration and Production, Inc.

Atmos Gathering Company, LLC

Atmos Pipeline and Storage, LLC

Atmos Power Systems, Inc.

Blue Flame Insurance Services, Ltd.

Egasco, LLC

Fort Necessity Gas Storage, LLC

Phoenix Gas Gathering Company

Trans Louisiana Gas Pipeline, Inc.

Trans Louisiana Gas Storage, Inc.

UCG Storage, Inc.

WKG Storage, Inc.

Schedule III

SCHEDULE IV

LIST OF SIGNIFICANT SUBSIDIARIES

None.

Schedule IV

EXHIBIT A

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-271038

Issuer Free Writing Prospectus, dated October 5, 2023

ATMOS ENERGY CORPORATION

Final Term Sheet

5.900% Senior Notes due 2033

6.200% Senior Notes due 2053

This Free Writing Prospectus relates only to the 5.900% Senior Notes due 2033 and the 6.200% Senior Notes due 2053 of Atmos Energy Corporation and should be read together with the Preliminary Prospectus Supplement dated October 5, 2023.

Issuer:	Atmos Energy Corporation

Trade Date:	October 5, 2023

Expected Ratings (Mood’s/S&P):*	[removed]

Settlement Date (T+2):	October 10, 2023

Security Description:	Senior Unsecured Notes

5.900% Notes due 2033

Principal Amount:	$400,000,000

Maturity Date:	November 15, 2033

Interest Payment Dates:	Semi-annually in arrears on May 15 and November 15, beginning May 15, 2024 (long first coupon)

Coupon:	5.900%

Benchmark Treasury:	3.875% UST due August 15, 2033

Benchmark Treasury Price & Yield:	93-13+/ 4.716%

Spread to Benchmark Treasury:	+120 bps (1.200%)

Yield to Maturity:	5.916%

Public Offering Price:	99.870% of principal amount plus accrued interest from the Settlement Date

Net Proceeds (before expenses) to the Issuer:	$396,880,000 (99.220%)

Day Count Convention:	30/360

Exhibit A-1

Optional Redemption Provisions:

The 2033 Notes may be redeemed, at the option of Atmos Energy Corporation, prior to August 15, 2033 (which is the date that is three months prior to the maturity date of the notes), in whole or from time to time in part, at the “make-whole” redemption price.

The 2033 Notes may also be redeemed, at the option of Atmos Energy Corporation, at any time on or after August 15, 2033 (which is the date that is three months prior to the maturity date of the notes), in whole or in part, at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

Make-Whole Call:	Make whole call at T+20 basis points

CUSIP/ISIN:	049560 AZ8 / US049560AZ81

6.200% Notes due 2053

Principal Amount:	$500,000,000

Maturity Date:	November 15, 2053

Interest Payment Dates:	Semi-annually in arrears on May 15 and November 15, beginning May 15, 2024 (long first coupon)

Coupon:	6.200%

Benchmark Treasury:	3.625% UST due May 15, 2053

Benchmark Treasury Price & Yield:	80-11+/ 4.887%

Spread to Benchmark Treasury:	+133 bps (1.330%)

Yield to Maturity:	6.217%

Public Offering Price:	99.759% of principal amount plus accrued interest from the Settlement Date

Net Proceeds (before expenses) to the Issuer:	$494,420,000 (98.884%)

Day Count Convention:	30/360

Exhibit A-2

Optional Redemption Provisions:

The 2053 Notes may be redeemed, at the option of Atmos Energy Corporation, prior to May 15, 2053 (which is the date that is six months prior to the maturity date of the notes), in whole or from time to time in part, at the “make-whole” redemption price.

The 2053 Notes may also be redeemed, at the option of Atmos Energy Corporation, at any time on or after May 15, 2053 (which is the date that is six months prior to the maturity date of the notes), in whole or in part, at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

Make-Whole Call:	Make whole call at T+20 basis points

CUSIP/ISIN:	049560 BA2 / US049560BA22

Joint Book-Running Managers:	BofA Securities, Inc. Credit Agricole Securities (USA) Inc. Mizuho Securities USA LLC TD Securities (USA) LLC CIBC World Markets Corp. Truist Securities, Inc. Wells Fargo Securities, LLC

Sr. Co-Manager:	Fifth Third Securities, Inc. Regions Securities LLC

Co-Manager:	Academy Securities, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Atmos Energy Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Atmos Energy Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Atmos Energy Corporation, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Credit Agricole Securities (USA) Inc. at 1-866-807-6030 (toll free), BofA Securities, Inc. at 1-800-294-1322 (toll- free), Mizuho Securities USA LLC at 1-866-271-7403 (toll- free); or TD Securities (USA) LLC at 1-855-495-9846 (toll-free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit A-3

EXHIBIT B-1

FORM OF OPINION OF VIRGINIA COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 7(c)

1. Based solely on the Good Standing Certificate, the Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.

2. The Company has the corporate power and authority under the laws of the Commonwealth of Virginia to execute, deliver, and perform its obligations under the Underwriting Agreement, the Indenture, the Section 301 Officers’ Certificate and the Securities and carry on its business and own, lease and operate its properties as described in the Preliminary Prospectus and the Prospectus.

3. The Underwriting Agreement, the Indenture, the Section 301 Officers’ Certificate and the Securities have been duly authorized by all necessary corporate action of the Company, and duly executed and delivered by the Company.

4. The issuance and sale of the Securities have been duly authorized by all necessary corporate action of the Company.

Such counsel is aware that this opinion will be relied upon by U.S. Bank Trust Company, National Association, as Trustee under, and in connection with the transactions contemplated by the Indenture.

* * *

In rendering such opinion, such counsel may state that its opinion is limited to the laws of the Commonwealth of Virginia.

Exhibit B-1-1

EXHIBIT B-2

FORM OF OPINIONS AND LETTER OF GENERAL COUNSEL OF THE COMPANY TO

BE DELIVERED PURSUANT TO

SECTION 7(d)

1.	The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia.

2.

The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3.

The information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.

4.

The authorized, issued and outstanding capital stock of the Company is as set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the most recent Preliminary Prospectus and the Prospectus; pursuant to the exercise of options or vesting of share unit awards referred to in the most recent Preliminary Prospectus and the Prospectus; pursuant to the Company’s Equity Distribution Agreement dated as of March 31, 2023 and any forward sale confirmations entered into thereunder; or pursuant to any forward sale confirmations entered into under the Company’s Equity Distribution Agreement dated as of March 23, 2022); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.

Each of the Securities and the Indenture has been duly authorized, executed and delivered by the Company. The Section 301 Officers’ Certificate has been duly authorized by the Company and duly executed and delivered by two officers of the Company.

7.

The documents incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (other than financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

Exhibit B-2-1

8.

To the best of my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to have a Material Adverse Effect on the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder, or which is required to be described in the most recent Preliminary Prospectus and the Prospectus that is not described as required.

9.

The information in (a) the most recent Preliminary Prospectus and the Prospectus under “Business - Other Regulation,” “Description of the Notes,” or “Description of Debt Securities,” (b) the Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (the “10-K”) under “Item 1. - Business - Ratemaking Activity,” under “Item 1. - Business - Other Regulation” or under “Item 3. - Legal Proceedings,” and (c) “Note 13. - Commitments and Contingencies” to the Company’s consolidated financial statements included in the 10-K, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s articles of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

10.

All descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

11.

To the best of my knowledge, (i) neither the Company nor any subsidiary is in violation of its charter, bylaws or other organizational document and (ii) no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, except with respect to (ii) above, for such defaults that would not result in a Material Adverse Effect.

12.

There have been issued and, as of the date hereof, are in full force and effect orders or authorizations of the regulatory authorities of the states of Colorado, Kentucky and Virginia authorizing the issuance and sale of the Securities by the Company on the terms set forth or contemplated in the Underwriting Agreement and the Indenture; and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Securities Act, the Exchange Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the Indenture or the Securities, or for the offering, issuance, sale or delivery of the Securities by the Company pursuant to the Underwriting Agreement.

Exhibit B-2-2

13.

The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities by the Company and the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture and in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such violations, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the charter, bylaws or other organizational documents of any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, binding on the Company or any subsidiary or any of their respective properties, assets or operations. I express no opinion in this paragraph regarding federal or state securities laws.

Except for the financial statements and related notes and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief, no facts have come to my attention that led me to believe: (a) that the Registration Statement, at the time it became effective (which shall have the meaning set forth in Rule 158(c) of the Rules and Regulations) or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B-2-3